Exhibit 99.1

NEWS RELEASE

VICTORY CAPITAL REPORTS FOURTH QUARTER 2018 RESULTS

Fourth Quarter 2018 Highlights1

•	Assets under management (“AUM”) of $52.8 billion
•	Strong investment performance, with 57%, 68%, 74% and 88% of AUM outperforming its respective benchmarks over the trailing one year, three years, five years and 10 years, respectively
•	Gross flows of $4.0 billion; net outflows of $1.0 billion
•	Operating margin of 26.8%; adjusted EBITDA margin of 37.9%
•	$0.19 per diluted share of GAAP earnings
•	$0.38 per diluted share of adjusted net income with tax benefit
•	$34.4 million of cash flow from operations

Cleveland, Ohio, February 6, 2019 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported its results for the three months and full year ended December 31, 2018.

“I am pleased to report that Victory Capital delivered strong investment and financial performance during the fourth quarter of 2018, a period of unprecedented volatility for the financial markets,” said David Brown, Chairman and Chief Executive Officer. “Strong operating margins, cash flows and expense control during the volatile quarter highlighted the health and sustainability of our integrated multi-boutique business model.

“Our model provides diversification across asset classes, product types and business channels and has enabled us to build scale in operations, administration and technology. As a result, we have been able to reinvest efficiently in the business and allocate the resources necessary to deliver superior service to our clients and Investment Franchises.

“Our Franchises and Solutions Platform delivered strong investment performance during the quarter, resulting in 57% of our AUM outperforming their respective benchmarks over the trailing one-year, 68% over the three-year, 74% over the five-year, and 88% over the 10-year periods.

“As previously reported, total AUM decreased to $52.8 billion as of December 31, 2018, due primarily to market depreciation. Gross flows in the fourth quarter were strong at $4.0 billion, while resulting in net flows of ($1.0) billion as investors retreated from higher risk asset classes and rotated into cash.

“Overall, our pipeline for 2019 is healthy as are our sales prospects, fueled by robust investment performance and a diverse product set,” Mr. Brown continued.

“Momentum in VictoryShares ETFs remained strong in 2018, with net flows of $121 million for the quarter and $1.1 billion for the full year. Our ETFs have achieved positive net flows every quarter since we entered the ETF business in 2015. During 2018, our ETF market share increased 33% compared with year-end 2017, according to Morningstar.

“Looking ahead, we intend to grow organically by leveraging the diverse capabilities of our Investment Franchises and Solutions Platform, supported by our well-established distribution system. In addition, we remain committed to inorganic growth through acquisitions. In the second half of 2018, we announced two strategic

1Adjusted measures are non-GAAP financial measures.  An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release. Please see the non-GAAP reconciliation tables.

acquisitions. During the fourth quarter, we announced our agreement to purchase USAA Asset Management Company, which includes its mutual fund, ETF and 529 College Savings Plan businesses. This will greatly enhance our existing distribution platform with the addition of USAA’s direct membership channel. This announcement followed the third-quarter disclosure of our planned acquisition of Harvest Volatility Management.

“Together, these two acquisitions will significantly diversify our AUM and investment capabilities, while further enhancing economies of scale. Plans to integrate both businesses are on track, and we are on target to accomplish our synergy goal of $100 million for the USAA transaction.  We expect to close both transactions in the second quarter of 2019.

“Our M&A pipeline remains active as we continue to seek prospects representing the ‘growers of the future’. This includes adding unique, innovative products and solutions that solve issues for client portfolios. As in the past, serving the needs of our clients remains our top priority.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Assets Under Management
Ending	$52,763	$63,640	$61,771	$52,763	$61,771
Average	58,474	63,447	60,354	61,390	57,823

Flows
Gross	$4,028	$2,896	$4,371	$14,130	$16,929
Net	(1,019)	(672)	294	(2,427)	(1,471)
Net flows excluding Diversified Equity(1)	(1,019)	(672)	294	(2,427)	(853)

Consolidated Financial Results (GAAP)
Revenue	$96.0	$108.1	$105.6	$413.4	$409.6
Revenue realization (in bps)	65.1	67.6	69.4	67.3	70.8
Operating expenses	70.2	76.3	78.7	298.9	319.5
Income from operations	25.8	31.8	26.9	114.5	90.2
Operating margin	26.8%	29.4%	25.5%	27.7%	22.0%
Net income	13.9	20.6	11.2	63.7	25.8
Earnings per diluted share	$0.19	$0.29	$0.19	$0.90	$0.43
Cash flow from operations	34.4	40.3	36.8	134.3	96.2

Adjusted Performance Results (Non-GAAP)(2)
Adjusted EBITDA	$36.4	$43.3	$40.0	$160.2	$149.1
Adjusted EBITDA margin	37.9%	40.1%	37.9%	38.7%	36.4%
Adjusted net income	23.6	29.0	18.1	102.3	62.0
Tax benefit of goodwill and acquired intangibles	3.3	3.3	5.0	13.3	19.7
Adjusted net income with tax benefit	27.0	32.3	23.1	115.5	81.7
Adjusted net income with tax benefit per diluted share	$0.38	$0.45	$0.39	$1.64	$1.37

(1)	In May 2017, the Company made a decision to exit the Diversified Equity Franchise; all remaining AUM was transferred to the Munder Capital Management Franchise to manage beginning May 15, 2017.
(2)

Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures.  Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to Net Income have been provided in the non-GAAP reconciliation tables in this press release.  An explanation of these non-GAAP financial measures is included below under the heading "Information Regarding Non-GAAP Financial Measures".

AUM, Flows and Investment Performance

Victory Capital’s AUM decreased by $10.8 billion to $52.8 billion at December 31, 2018, compared to $63.6 billion at September 30, 2018. The decrease was due to market depreciation of $9.9 billion in addition to net outflows of $1.0 billion. Gross flows for the fourth quarter were $4.0 billion.

As of December 31, 2018, Victory Capital offered 71 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies as of December 31, 2018.

	Trailing	Trailing	Trailing	Trailing
	1-Year	3-Years	5-Years	10-Years
Percentage of AUM Outperforming Benchmark	57%	68%	74%	88%
Percentage of Strategies Outperforming Benchmark	59%	59%	63%	75%

Fourth Quarter of 2018 Compared to Third Quarter of 2018

For the quarter ended December 31, 2018, GAAP Net Income decreased 33% to $13.9 million, or $0.19 per diluted share, compared to GAAP Net Income of $20.6 million, or $0.29 per diluted share, for the third quarter of 2018. GAAP operating margin was 26.8% for the quarter compared to 29.4% for the third quarter of 2018. Adjusted Net Income with tax benefit decreased 16% to $27.0 million, or $0.38 per diluted share comprised of $0.33 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit, compared to $32.3 million, or $0.45 per diluted share comprised of $0.40 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit, for the third quarter of 2018.

Adjusted EBITDA and Adjusted EBITDA margin were $36.4 million and 37.9%, respectively, for the quarter ended December 31, 2018, compared to $43.3 million and 40.1% in the third quarter of 2018. Net Income, Adjusted Net Income and Adjusted EBITDA decreased due to lower revenue partially offset by lower variable operating expenses.

•	Revenue was $96.0 million, a decrease from $108.1 million for the third quarter of 2018 due to a decrease in average AUM and a decrease in the realized fee rate due to asset mix.
•

Operating expenses decreased to $70.2 million, compared to $76.3 million in the third quarter of 2018 primarily due to lower AUM and revenue levels which drive certain variable expenses, partially offset by an increase in acquisition costs.

Fourth Quarter of 2018 Compared to Fourth Quarter of 2017

For the quarter ended December 31, 2018, GAAP Net Income increased 24% to $13.9 million, or $0.19 per diluted share, compared to $11.2 million, or $0.19 per diluted share, in the fourth quarter of 2017. GAAP operating margin increased to 26.8% for the quarter from 25.5% for the fourth quarter of 2017. Adjusted Net Income with tax benefit increased 17% to $27.0 million, or $0.38 per diluted share comprised of $0.33 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit in the fourth quarter of 2018, compared to $23.1 million, or $0.39 per diluted share comprised of $0.30 per diluted share in Adjusted Net Income and $0.09 per diluted share in tax benefit, in the fourth quarter of 2017. Net Income and Adjusted Net Income increased primarily due to lower interest expense in the fourth quarter of 2018 as a result of refinancing activities and debt pre-payments.

Adjusted EBITDA and Adjusted EBITDA margin were $36.4 million and 37.9%, respectively, for the fourth quarter of 2018, compared to $40.0 million and 37.9%, respectively, for the fourth quarter a year ago. Adjusted EBITDA decreased due to lower revenue, partially offset by lower variable operating expenses.

•	Revenue decreased $9.6 million to $96.0 million, compared to $105.6 million for the fourth quarter of 2017, due to a decrease in average AUM and a decrease in the realized fee rate due to asset mix.
•

Operating expenses decreased 11% to $70.2 million, compared to $78.7 million in the fourth quarter of 2017, primarily due to lower AUM and revenue levels which drive certain variable expenses, partially offset by an increase in acquisition costs.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

For the year ended December 31, 2018, GAAP Net Income increased 147% to $63.7 million, or $0.90 per diluted share, compared to $25.8 million, or $0.43 per diluted share, for the year ended December 31, 2017. GAAP operating margin increased to 27.7% for the year ended December 31, 2018 from 22.0% for the year ended December 31, 2017. Adjusted Net Income with tax benefit increased 41% to $115.5 million, or $1.64 per diluted share comprised of $1.45 per diluted share in Adjusted Net Income and $0.19 per diluted share in tax benefit for the year ended December 31, 2018, compared to $81.7 million, or $1.37 per diluted share comprised of $1.04 per diluted share in Adjusted Net Income and $0.33 per diluted share in tax benefit, for the year ended December 31, 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $160.2 million and 38.7%, respectively, for the year ended December 31, 2018, compared to $149.1 million and 36.4%, respectively, for the year ended December 31, 2017. Net Income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with operational efficiencies, lower intangible amortization and reduced distribution expense related to AUM levels and, specific to Net Income and Adjusted Net Income, lower interest expense as a result of refinancing activities and debt pre-payments.

•

Revenue increased to $413.4 million for the year ended December 31, 2018, compared to $409.6 million for the year ended December 31, 2017, due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•

Operating expenses for the year ended December 31, 2018 decreased 6% to $298.9 million, compared to $319.5 million for the year ended December 31, 2017, primarily due to operational efficiencies, lower intangible amortization and reduced distribution expense related to AUM levels.

Balance Sheet / Capital Management

Cash and cash equivalents were $51.5 million at December 31, 2018, compared to $12.9 million at December 31, 2017. During the quarter, the Company did not make any debt pay-downs with cash on hand. The term loan balance at December 31, 2018 was $280.0 million.

During the quarter, the Company repurchased 498,578 shares at an average price of $9.03 per share.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 8:30 a.m. Eastern Time today, February 6, 2019. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (866) 465-5145 (domestic) or (409) 220-9945 (international).  Please reference the Victory Capital Conference Call. A recorded replay of the conference call will be available shortly after the conclusion of the live call and can be accessed until February 20, 2019 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter the Conference ID Number 5157508.

The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://ir.vcm.com.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $52.8 billion in assets under management as of December 31, 2018.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs, UCITs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.  Go to www.victorysharesliterature.com for ETF prospectuses or www.victoryfundliterature.com for mutual fund prospectuses.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations Website

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Investors:

Lisa Mueller, 310-622-8231

lmueller@finprofiles.com

Media:
Tricia Ross, 310-622-8226

tross@finprofiles.com

Victory Funds are distributed by Victory Capital Advisers, Inc. (VCA). VictoryShares ETFs are distributed by Foreside Fund Services, LLC. Victory Capital Management Inc. (VCM) is the adviser to VictoryShares ETFs and Victory Funds. VCM and VCA are affiliated. They are not affiliated with Foreside Fund Services, LLC.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except shares)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenue
Investment management fees	$82,030	$92,525	$89,206	$352,683	$343,811
Fund administration and distribution fees	13,937	15,557	16,440	60,729	65,818
Total revenue	95,967	108,082	105,646	413,412	409,629

Expenses
Personnel compensation and benefits	33,910	38,027	37,339	145,880	144,111
Distribution and other asset-based expenses	21,123	24,269	25,213	94,680	103,439
General and administrative	6,910	6,951	7,947	30,005	33,996
Depreciation and amortization	5,360	5,574	6,570	23,277	29,910
Change in value of consideration payable for acquisition of business	(33)	—	(269)	(37)	(294)
Acquisition-related costs	2,900	1,451	659	4,346	2,094
Restructuring and integration costs	40	—	1,261	742	6,205
Total operating expenses	70,210	76,272	78,720	298,893	319,461

Income from operations	25,757	31,810	26,926	114,519	90,168
Operating margin	26.8%	29.4%	25.5%	27.7%	22.0%

Other income (expense)
Interest income and other income/(expense)	(2,627)	(200)	(2,097)	(2,856)	(2,913)
Interest expense and other financing costs	(4,438)	(4,458)	(10,308)	(20,694)	(48,467)
Loss on debt extinguishment	—	—	—	(6,058)	(330)
Total other income (expense), net	(7,065)	(4,658)	(12,405)	(29,608)	(51,710)

Income before income taxes	18,692	27,152	14,521	84,911	38,458

Income tax expense	(4,777)	(6,562)	(3,312)	(21,207)	(12,632)

Net income	$13,915	$20,590	$11,209	$63,704	$25,826

Earnings per share of common stock
Basic	$0.21	$0.30	$0.20	$0.96	$0.47
Diluted	0.19	0.29	0.19	0.90	0.43

Weighted average number of shares outstanding
Basic	67,715,681	67,972,313	55,119,711	66,295,240	54,930,852
Diluted	71,557,705	71,863,566	59,768,134	70,510,536	59,577,348

Dividends declared per share	$—	$—	$0.23	$—	$2.42

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(unaudited; in thousands except shares)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net income (GAAP)	$13,915	$20,590	$11,209	$63,704	$25,826
Income tax expense	(4,777)	(6,562)	(3,312)	(21,207)	(12,632)
Income before taxes	$18,692	$27,152	$14,521	$84,911	$38,458
Interest expense	3,797	4,053	9,328	20,173	44,330
Depreciation	709	775	895	2,956	3,561
Other business taxes	337	350	428	1,505	1,887
Amortization of acquisition-related intangibles	4,651	4,799	5,676	20,321	26,349
Stock-based compensation	3,943	4,005	1,740	15,238	11,752
Acquisition, restructuring and exit costs	3,664	1,647	6,001	6,389	15,041
Debt issuance costs	371	373	788	7,807	6,035
Pre-IPO governance expenses	—	—	347	138	1,248
Earnings/losses from equity method investments	224	167	319	730	427
Adjusted EBITDA	$36,388	$43,321	$40,043	$160,168	$149,088
Adjusted EBITDA margin	37.9%	40.1%	37.9%	38.7%	36.4%

Net income (GAAP)	$13,915	$20,590	$11,209	$63,704	$25,826
Adjustment to reflect the operating performance of the Company
Other business taxes	337	350	428	1,505	1,887
Amortization of acquisition-related intangibles	4,651	4,799	5,676	20,321	26,349
Stock-based compensation	3,943	4,005	1,740	15,238	11,752
Acquisition, restructuring and exit costs	3,664	1,647	6,001	6,389	15,041
Debt issuance costs	371	373	788	7,807	6,035
Pre-IPO governance expenses	—	—	347	138	1,248
Tax effect of above adjustments	(3,241)	(2,794)	(5,692)	(12,849)	(23,678)
Remeasurement of net deferred taxes	—	—	(2,422)	—	(2,422)
Adjusted net income	$23,640	$28,970	$18,075	$102,253	$62,038
Adjusted net income per diluted share	$0.33	$0.40	$0.30	$1.45	$1.04

Tax benefit of goodwill and acquired intangibles	$3,320	$3,318	$4,998	$13,278	$19,691
Tax benefit of goodwill and acquired intangibles per diluted share	$0.05	$0.05	$0.09	$0.19	$0.33

Adjusted net income with tax benefit	$26,960	$32,288	$23,073	$115,531	$81,729
Adjusted net income with tax benefit per diluted share	$0.38	$0.45	$0.39	$1.64	$1.37

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands, except for shares)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$51,491	$12,921
Investment management fees receivable	37,980	42,264
Fund administration and distribution fees receivable	3,153	3,925
Other receivables	2,987	9,728
Prepaid expenses	2,664	5,441
Available-for-sale securities, at fair value	601	677
Trading securities, at fair value	12,719	10,659
Property and equipment, net	8,780	8,844
Goodwill	284,108	284,108
Other intangible assets, net	387,679	408,000
Other assets	9,349	6,055
Total assets	$801,511	$792,622

Liabilities and stockholders' equity
Accounts payable	$607	$327
Accrued compensation and benefits	30,228	29,305
Accrued expenses	19,743	21,669
Deferred compensation plan liability	12,719	10,659
Consideration payable for acquisition of business	5,838	9,856
Deferred tax liability, net	6,212	4,068
Other liabilities	1,759	2,330
Long-term debt(1)	268,857	483,225
Total liabilities	345,963	561,439

Stockholders' equity:
Common stock, $0.01 par value per share: 2018 - no shares authorized, issued and outstanding; 2017 - 78,837,300 shares authorized, 57,182,730 issued and 55,118,673 shares outstanding	—	572
Class A common stock, $0.01 par value per share: 2018 - 400,000,000 shares authorized, 15,280,833 shares issued and 14,424,558 shares outstanding; 2017 - no shares authorized, issued and outstanding	153	—
Class B common stock, $0.01 par value per share: 2018 - 200,000,000 shares authorized, 55,284,408 shares issued and 53,137,428 shares outstanding; 2017 - no shares authorized, issued and outstanding	553	—
Additional paid-in capital	604,401	435,334
Class A treasury stock, at cost: 2018 - 856,275 shares; 2017 - no shares	(8,045)	—
Class B treasury stock, at cost: 2018 - 2,146,980 shares; 2017 - 2,064,057 shares	(21,719)	(20,899)
Accumulated other comprehensive income (loss)	(86)	64
Retained deficit	(119,709)	(183,888)
Total stockholders' equity	455,548	231,183
Total liabilities and stockholders’ equity	$801,511	$792,622

(1)	Balance at December 31, 2018 is shown net of unamortized loan discount and debt issuance costs in the amount of $11.1 million. The gross amount of the debt outstanding was $280.0 million.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management

(unaudited; in millions)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2017
Beginning assets under management	$63,640	$62,256	$58,997	2%	8%
Gross client cash inflows	4,028	2,896	4,371	39%	-8%
Gross client cash outflows	(5,047)	(3,568)	(4,077)	41%	24%
Net client cash flows	(1,019)	(672)	294	-52%	-447%
Market appreciation (depreciation)	(9,858)	2,056	2,575	n/m	-483%
Net transfers	—	—	(95)	n/m	n/m
Ending assets under management	52,763	63,640	61,771	-17%	-15%
Average assets under management	58,474	63,447	60,354	-8%	-3%
Net client cash flows excluding Diversified Equity	(1,019)	(672)	294	-52%	-447%

	For the Year Ended			% Change from
	December 31,	December 31,		December 31,
	2018	2017		2017
Beginning assets under management	$61,771	$54,965		12%
Gross client cash inflows	14,130	16,929		-17%
Gross client cash outflows	(16,557)	(18,400)		-10%
Net client cash flows	(2,427)	(1,471)		-65%
Market appreciation (depreciation)	(6,573)	8,372		-179%
Net transfers	(8)	(95)		n/m
Ending assets under management	52,763	61,771		-15%
Average assets under management	61,390	57,823		6%
Net client cash flows excluding Diversified Equity	(2,427)	(853)		-185%

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Commodity	Other	Total
December 31, 2018
Beginning assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$966	$467	$63,640
Gross client cash inflows	1,238	815	369	59	1,068	406	44	29	4,028
Gross client cash outflows	(2,045)	(1,235)	(666)	(171)	(409)	(281)	(192)	(48)	(5,047)
Net client cash flows	(807)	(420)	(297)	(112)	659	125	(148)	(19)	(1,019)
Market appreciation (depreciation)	(4,165)	(3,085)	(22)	(775)	(787)	(582)	(348)	(94)	(9,858)
Net transfers	(23)	15	6	2	—	—	(1)	1	—
Ending assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$469	$355	$52,763

September 30, 2018
Beginning assets under management	$24,485	$15,971	$6,978	$4,577	$4,705	$3,815	$1,291	$434	$62,256
Gross client cash inflows	964	740	449	42	307	321	27	46	2,896
Gross client cash outflows	(1,660)	(860)	(346)	(179)	(193)	(61)	(238)	(31)	(3,568)
Net client cash flows	(696)	(120)	103	(137)	114	260	(211)	15	(672)
Market appreciation (depreciation)	1,225	587	67	204	(81)	149	(114)	19	2,056
Net transfers	—	—	1	—	—	—	—	(1)	—
Ending assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$966	$467	$63,640

December 31, 2017
Beginning assets under management	$23,389	$14,833	$7,777	$4,806	$3,735	$2,591	$1,517	$349	$58,997
Gross client cash inflows	2,335	716	403	57	366	377	71	46	4,371
Gross client cash outflows	(1,819)	(873)	(654)	(282)	(211)	(62)	(154)	(22)	(4,077)
Net client cash flows	515	(158)	(251)	(225)	155	315	(83)	24	294
Market appreciation (depreciation)	1,281	633	68	210	232	150	(16)	18	2,575
Net transfers	—	—	(43)	(1)	(18)	(28)	—	(5)	(95)
Ending assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Commodity	Other	Total
December 31, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771
Gross client cash inflows	4,530	3,198	1,514	259	2,488	1,713	244	184	14,130
Gross client cash outflows	(7,207)	(3,762)	(2,303)	(848)	(1,003)	(588)	(709)	(137)	(16,557)
Net client cash flows	(2,677)	(564)	(789)	(589)	1,485	1,125	(465)	47	(2,427)
Market appreciation (depreciation)	(2,485)	(1,792)	67	(455)	(972)	(426)	(484)	(26)	(6,573)
Net transfers	(4)	(4)	7	14	(8)	40	(1)	(52)	(8)
Ending assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$469	$355	$52,763

December 31, 2017
Beginning assets under management	$20,083	$14,090	$7,726	$5,921	$3,460	$1,575	$1,882	$229	$54,965
Gross client cash inflows	8,622	3,613	1,777	230	924	1,342	305	116	16,929
Gross client cash outflows	(7,299)	(4,722)	(2,240)	(1,702)	(1,333)	(213)	(778)	(113)	(18,400)
Net client cash flows	1,323	(1,109)	(462)	(1,472)	(410)	1,129	(473)	3	(1,471)
Market appreciation (depreciation)	3,778	2,327	388	347	1,073	352	10	96	8,372
Net transfers	1	—	(101)	(7)	(18)	(28)	—	57	(95)
Ending assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
December 31, 2018
Beginning assets under management	$38,189	$3,295	$22,156	$63,640
Gross client cash inflows	2,350	319	1,359	4,028
Gross client cash outflows	(3,857)	(198)	(992)	(5,047)
Net client cash flows	(1,507)	121	367	(1,019)
Market appreciation (depreciation)	(6,190)	(460)	(3,208)	(9,858)
Net transfers	—	—	—	—
Ending assets under management	$30,492	$2,956	$19,315	$52,763

September 30, 2018
Beginning assets under management	$37,818	$2,906	$21,532	$62,256
Gross client cash inflows	2,098	305	493	2,896
Gross client cash outflows	(2,950)	(18)	(600)	(3,568)
Net client cash flows	(852)	287	(107)	(672)
Market appreciation (depreciation)	1,223	102	731	2,056
Net transfers	—	—	—	—
Ending assets under management	$38,189	$3,295	$22,156	$63,640

December 31, 2017
Beginning assets under management	$37,341	$1,875	$19,782	$58,997
Gross client cash inflows	2,264	278	1,829	4,371
Gross client cash outflows	(3,121)	(16)	(941)	(4,077)
Net client cash flows	(857)	262	889	294
Market appreciation (depreciation)	1,577	113	886	2,575
Net transfers	(93)	—	(2)	(95)
Ending assets under management	$37,967	$2,250	$21,555	$61,771

(1)	Includes institutional and retail share classes and VIP funds.
(2)	Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
December 31, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	9,629	1,401	3,100	14,130
Gross client cash outflows	(12,781)	(341)	(3,435)	(16,557)
Net client cash flows	(3,152)	1,060	(335)	(2,427)
Market appreciation (depreciation)	(4,312)	(354)	(1,907)	(6,573)
Net transfers	(11)	—	3	(8)
Ending assets under management	$30,492	$2,956	$19,315	$52,763

December 31, 2017
Beginning assets under management	$33,975	$906	$20,085	$54,965
Gross client cash inflows	11,922	1,111	3,896	16,929
Gross client cash outflows	(13,259)	(20)	(5,121)	(18,400)
Net client cash flows	(1,337)	1,091	(1,225)	(1,471)
Market appreciation (depreciation)	5,427	253	2,692	8,372
Net transfers	(98)	—	3	(95)
Ending assets under management	$37,967	$2,250	$21,555	$61,771

(1)	Includes institutional and retail share classes and VIP funds.
(2)	Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA are:

"	Adding back income tax;
"	Adding back interest paid on debt and other financing costs net of interest income;

•Adding back depreciation on property and equipment;

•Adding back other business taxes;

•Adding back amortization of acquisition-related intangibles;

•Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, loss on other receivable recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•Adding back debt issuance costs;

•Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and

•Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income are:

•Adding back other business taxes;

•Adding back amortization of acquisition-related intangibles;

•Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, loss on other receivable recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•Adding back debt issuance costs;

•Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO;

•Subtracting an estimate of income tax expense on the adjustments; and

"	Subtracting the impact of remeasuring the U.S. net deferred taxes under the Tax Cuts and Jobs Act.

Tax Benefit of Goodwill and Acquired Intangibles

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit.  The tax benefit of goodwill and intangibles represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a step-up in tax basis.